UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2020

Driven Deliveries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-209836	32-0416399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Penn St., El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(833) 378-6420

(Registrant’s telephone number, including area code)

5710 Kearny Villa Road, Ste 205 San Diego, CA 92123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020 (the “Effective Date”), Driven Deliveries, Inc. (the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Budee Acquisition, Inc., a Nevada corporation and Budee, Inc. (“Budee”), a California corporation, pursuant to which the Company acquired Budee (the “Budee Acquisition”). On the Effective Date, all then-issued and outstanding shares of Budee were canceled and Budee issued 1,000,000 new shares of its common stock, representing 100% of the now issued and outstanding shares of Budee, to the Company. As a result, Budee became a wholly-owned subsidiary of the Company. As consideration, the Company agreed to i) pay Budee a $725,000 in three payments of $225,000, $200,000 and $300,000, due April 15, 2020, July 15, 2020 and October 15, 2020, respectively, and ii) issue to Budee 13,333,333 shares of the Company’s common stock (the “Consideration Shares”). Pursuant to the Merger Agreement, holders of the Consideration Shares received the right to have their Consideration Shares registered with the Securities and Exchange Commission if and when the Company files a new registration statement on Form S-1.

Pursuant to the Merger Agreement, the Company acquired Budee’s intellectual property, which includes a proprietary, internally developed, custom logistics platform that seamlessly combines both on-demand 90-minute delivery and overnight next-day delivery in a single operations and technology stack.  As a result, Budee's technology platform is now powering 100% of the Company’s technology infrastructure, which includes a custom e-commerce infrastructure, proprietary inventory management, metrc tracking and compliance and routing and sequencing for the Company’s direct-to-home delivery fleet.  Founded in 2015, Budee services over 115,000 consumers annually and is expected to add an additional $7.7M per year in online sales to Driven’s operations.  The completion of the Budee Acquisition follows a successful joint venture between the Company and Budee which was established in the fourth quarter of fiscal year 2019, pursuant to which the two companies have collaborated on Southern California expansion projects including Los Angeles and San Diego.

On February 28, 2020, the Company entered into an employment agreement with Salvador Villanueva (the “Executive Employment Agreement”), the former Chief Executive Officer of Budee, to serve as President of the Company. Mr. Villanueva shall be responsible for all consumer-focused entities including, Ganjarunner, Mountain High, Budee and Weedwaves. Pursuant to the Executive Employment Agreement, the Company shall pay Mr. Villanueva an annual base salary of $30,000 and Mr. Villanueva shall be eligible to receive a performance bonus in amount up to $60,000 per year. The Executive Employment Agreement has a two (2) year term. In the event the Company terminates the Executive Employment Agreement without cause, the Company shall pay to Mr. Villanueva his entire base salary for the term of the Executive Employment Agreement and full performance bonus compensation as if such performance objectives had been met. In addition, all issued but unvested stock options held by Mr. Villanuva at the time of termination shall immediately vest. In the event of termination due to death or disability, the Company will pay Mr. Villanueva, or his estate, his base salary under the Executive Employment Agreement, for a period of ninety (90) days from the date of termination and any earned but unpaid bonus sums. Additionally, 100% of the stock options set to vest in the year that such death or disability occurs shall so vest; and Mr. Villanueva, or his estate, will have until the end of the applicable option term to exercise all stock options.

In connection with the Merger Agreement, the Company entered into a consulting agreement (the “Consulting Agreement”) with IP Holding Company LLC (“Consultant”) at a monthly rate of $10,000 per month and with a two-year term, pursuant to which IP Holding Company LLC shall provide certain consulting services including technology development support related to the acquired Budee intellectual property. Pursuant to the Merger Agreement, if Mr. Villanueva’s Executive Employment Agreement is terminated without cause, then Consultant shall receive its monthly compensation for the duration of the term of the Consulting Agreement.

The Merger Agreement also contemplates the entry by the Company into employment agreements with former employees of Budee, including Lisa Chow as Director of Operations and Jeanette Villanueva, as the Company’s Director of Human Resources.

The foregoing descriptions of the Merger Agreement, Executive Employment Agreement, Consulting Agreement, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, Executive Employment Agreement and Consulting Agreement, copies of which are filed as Exhibit 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective February 28, 2020, the Company appointed Salvador Villanueva as President of the Company, replacing Brian Hayek, who is assuming responsibility as the Company’s Chief Operating Officer in addition to his role as Chief Financial Officer. Mr. Hayek will continue to serve on the Company’s Board of Directors.

Mr. Villanueva is an entrepreneur with a track record of creating and building sustainable businesses. Mr. Villanueva founded Budee Inc. in 2015. Under his leadership, Budee has grown to an annualized sales run rate of over $8.0 million with over 150 employees and multiple delivery hubs throughout the State of California which has over 200,000 annual deliveries.  Mr. Villanueva's past enterprises span multiple industries, including heavy equipment, transportation, and gold industries. He founded California Gold Buyers in October 2009, a company he led through October 2016. Mr. Villanueva holds a B.S. in Economics from the University of California Santa Barbara.

Item 8.01 Other Events.

On March 11, 2020, the Company issued a press release announcing the Budee Acquisition. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item will be filed by amendment to this Report.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Report.

(d)       Exhibits.

Exhibit No.	Description

2.1	Form of Agreement and Plan of Merger, by and among Driven Deliveries, Inc., Budee Acquisition, Inc. and Budee, Inc.
10.1	Form of Executive Employment Agreement with Salvador Villanueva.
10.2	Form of Consulting Agreement, by and between Driven Deliveries, Inc. and IP Holding Company LLC.
99.1	Press release, dated March 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driven Deliveries, Inc.

By:	/s/ Salvador Villanueva
Name:	Salvador Villanueva
Title:	President

Dated: April 7, 2020

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